SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                           STILLWATER MINING COMPANY

               (Name of Registrant as Specified In Its Charter)

                                      N/A

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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               As filed with the Commission on December 2, 2002

    FOLLOWING IS A SLIDE PRESENTATION FOR USE BY STILLWATER MINING COMPANY

[Graphics Omitted]

STILWATER MINING AND MMC NORILSK NICKEL

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Some statements contained in this presentation are forward-looking and, therefore, involve uncertainties or risks that could cause actual results to differ materially. Such forward looking statements include comments regarding operating performance, recovery rates, cost reduction measures and platinum and palladium markets. Factors that could cause actual results to differ materially include price volatility of platinum and palladium, fluctuations in ore grade, tons mined, crushed or milled, variations in smelter or refinery operation, amounts and prices of the Company's forward metals sales and geological, technical, mining or processing problems. These and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update forward-looking statements.

TRANSACTION SUMMARY

Form

          o MMC Norilsk Nickel will acquire 51.0% of Stillwater in the form of 45,463,222 newly issued shares

Consideration

          o    Total of $341 million, or $7.50 per share

          o    $100,000,540 cash

          o Approximately 876,270 oz. of palladium, valued at $241 million based on November 19, 2002 London PM fix price ($275/oz)

Conditions

          o    Stillwater shareholder approval

          o    Bank waiver of change of control covenants

          o    Anti-trust approval (Hart-Scott-Rodino Act)

          o    Russian Central Bank approval

PGM Agreement

          o Intent to enter into PGM agreement, SWC buys up to 1m oz of PD for resale in North America

Corporate Governance

          o    Board of Directors - 9 members, majority to be independent

Other

          o Norilsk Nickel will make tender offer at $7.50 per share for up to 10% of pre-closing outstanding shares if SWC trades below $7.50 per share during 15 days of trading after closing

CORPORATE GOVERNANCE

Board of Directors

          o    Board of Directors size - 9 members

          o    Board Composition

               o 3 existing Stillwater Directors remain on Board ("public" independent directors)

               o    Stillwater CEO will be Chairman of the Board at all times

               o Norilsk Nickel nominates 5 (2 out of 5 will be independent)

          o Majority of directors will be independent as per NYSE listing rules

Committees

          o Board will have the following committees, comprised of independent directors

               o    Audit Committee

               o    Nominating Committee

               o    Compensation Committee Management

               o    Current management team will be obtained

STRATEGY

          o    Partner with a strong, knowledgeable entity in the PGM markets

               o    Norilsk Nickel meets goal

                    o Norilsk produces > 40% of world palladium and 17% of world platinum production

                    o    Financially strong

               o    Immediate cash infusion

               o Increase reliability and supply certainty in the palladium market

               o    Improve palladium supply for U.S. manufacturers

               o    Insure minority shareholders protected

BENEFITS TO STAKEHOLDERS

          o Strategic investment strengthens Stillwater's market presence while remaining a publicly traded company

          o    Stillwater gets a vital infusion of capital

          o    Bank debt is partially paid down

          o    Operations continue to grow

          o    Company intends to market palladium from Norilsk in Western
               Hemisphere

          o Market presence and distribution increases for greater profitability

TIMETABLE

Closing first half of 2003

          o    December 2002 - Amended credit agreement

          o    Early 2003 - Material available to shareholders

          o    End of 1st Q 2003 - Stillwater shareholder vote

          o    Mail tender offer 30 days after closing

          o    Expiration of Hart-Scott-Rodino antitrust waiting period


FINANCIAL CAPACITY

          o    Total $196 million outstanding of $250 million Credit Facility

          o Includes revolving credit line of $50 million, $17.5 million available now, second $25 million available after meeting operating targets

          o    Cash on hand $142 million

          o    876,000 oz. palladium with a market value of $241 million

SUMMARY CAPITALIZATION

                                                                 Proposed
(Dollars in Millions)                           09/30/02             Deal

Working Capital                                    $61.8              $345.8

Credit Facility                                    188.9               138.9
Capital Lease Obligations                            3.0                 3.0
Other Long Term Debt                                30.4                30.4
                                        ----------------- -------------------
                            Total Debt             222.3               172.3

Shareholders' Equity                               560.0               894.0
                                        ----------------- -------------------
Total Capitalization                              $782.3            $1,066.3



Stillwater Mining Company (the "Company") and certain persons may be deemed to be participants in the solicitation of proxies relating to the proposed transaction among the Company, MMC Norilsk Nickel and Norimet Limited (the "Transaction"). The participants in such solicitation may include the Company's executive officers and directors, none of whom own in excess of 1% of the Company's common stock. Further information regarding persons who may be deemed participants will be available in the Company's proxy statement to be filed with the Securities and Exchange Commission in connection with the Transaction.

This presentation is not a proxy statement. The Company has not yet filed a proxy statement in connection with the solicitation of proxies relating to the proposed Transaction. Stockholders of the Company will receive such a statement and a proxy card in connection with the solicitation. STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Such statement (when available) and other relevant documents may also be obtained, free of charge, on the Securities and Exchange Commission's website (http://www.sec.gov) or by request by contacting James A. Sabala, Vice President and Chief Financial Officer, Stillwater Mining Company, P.O. Box 1330 536 E. Pike Avenue, Columbus, MT 59019.


                           STILLWATER MINING COMPANY

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